NATIONAL-STANDARD COMPANY
                                   EXHIBIT 21

PARENTS AND SUBSIDIARIES

The Registrant has no parent.

All subsidiaries of the Registrant, National-Standard Company, an Indiana corporation, listed below are included in the consolidated financial statements.


                                                                State or Country in which            % of Voting
 Owned                                                          Incorporated or Organized            Securities

National-Standard Export Company                                         Delaware                       100%

National-Standard Company of Canada, Limited                             Canada                         100

National-Standard Company, Limited                                    United Kingdom                    100


A domestic affiliate, 50% owned, is not considered significant and is not named above. Financial results of this affiliate are included in the consolidated financial statements on an equity basis.